EXHIBIT 99.1

Align Technology Announces Second Quarter Fiscal 2010 Results

  Q2 Invisalign case shipments of 67.5 thousand increased 6.1% sequentially and 27.3% year-over-year
  Q2 revenues of $108.2 million includes the release of $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners
  Q2 non-GAAP revenues of $93.9 million, which excludes the release of $14.3 million, increased 4.2% sequentially and 23.0% year-over-year

SAN JOSE, Calif., July 22, 2010 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the second quarter of fiscal 2010, ended June 30, 2010.

Total net revenues for the second quarter of fiscal 2010 (Q2 10) were $108.2 million compared to $90.1 million reported in the first quarter of 2010 (Q1 10) and compared to $76.3 million reported in the second quarter of 2009 (Q2 09). Q2 10 net revenues include the release of $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners. Invisalign case shipments for Q2 10 were 67.5 thousand, compared to 63.6 thousand in Q1 10 and compared to 53.0 thousand in Q2 09.

Net profit for Q2 10 was $32.6 million, or $0.42 per diluted share and includes a pre-tax benefit of $14.3 million to net revenues from the release of previously deferred revenue related to Invisalign Teen replacement aligners, and a pre-tax credit of $8.7 million to operating expenses for an insurance settlement related to the OrthoClear litigation. This is compared to net profit of $14.9 million, or $0.19 per diluted share in Q1 10 and net profit of $4.5 million, or $0.07 per diluted share in Q2 09. Stock-based compensation expense included in Q2 10 was $4.3 million compared to $3.5 million in Q1 10 and compared to $4.3 million in Q2 09.

"Q2 was an outstanding quarter for Align," said Thomas M. Prescott, Align president and CEO. "Our Invisalign business continues to outperform our expectations, resulting in our third consecutive quarter for record revenues and case shipments – even without the positive effects from the release of $14.3 million of previously deferred revenue for Invisalign Teen, and a credit of $8.7 million from an insurance settlement related to the OrthoClear litigation."

In Q2 10, Align released $14.3 million of previously deferred revenue for Invisalign Teen replacement aligners. Invisalign Teen, which was launched July 29, 2008, includes up to six replacement aligners, which may be ordered at any time throughout treatment. Revenue for these replacement aligners was deferred based on 100 percent of the fair value of the aligners, or approximately $350 per case, until the case completed, or the replacement aligners were used. Over the past two years, the Company has evaluated the usage experience of the Invisalign Teen replacement aligners and now believes that it has sufficient historical experience to support a deferral for estimated usage of approximately $20 per case.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net revenues for Q2 10 were $93.9 million. Non-GAAP net profit for Q2 10 was $16.5 million, or $0.21 per diluted share. This is compared to non-GAAP net profit of $15.5 million, or $0.20 per diluted share in Q1 10 and non-GAAP net profit of $4.8 million, or $0.07 per diluted share in Q2 09.

Q2 10 Operating Results

Key GAAP Operating Results	Q2 10	Q1 10	Q2 09
Gross Margin	80.4%	77.4%	76.0%
Operating Expense	$41.7M	$49.0M	$51.7M
Operating Margin	41.9%	23.0%	8.2%
Net Profit	$32.6M	$14.9M	$4.5M
Earnings Per Diluted Share (EPS)	$0.42	$0.19	$0.07

Key Non-GAAP Operating Results	Q2 10	Q1 10	Q2 09
Non-GAAP Gross Margin	77.4%	78.3%	76.0%
Non-GAAP Operating Expense	$50.3M	$49.0M	$51.3M
Non-GAAP Operating Margin	23.8%	23.9%	8.7%
Non-GAAP Net Profit	$16.5M	$15.5M	$4.8M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.21	$0.20	$0.07

Liquidity and Capital Resources

As of June 30, 2010, Align had $244.8 million in cash, cash equivalents, and short-term marketable securities compared to $186.5 million as of December 31, 2009.

Key Business Metrics

The following table highlights business metrics for Align's second quarter of 2010. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Non-GAAP Revenue by Channel ($M):	Q2 10	% of Total Revenue	Q2 10/Q1 10 % Change
North American Orthodontists	$29.1	31.1%	3.4%
North American GP Dentists	$37.4	39.8%	0.5%
International	$22.0	23.4%	9.9%
Non-case Revenue*	$5.4	5.7%	15.1%
Total Non-GAAP Revenue**	$93.9	100%	4.2%

Non-GAAP Revenue by Product ($M):	Q2 10	% of Total Revenue	Q2 10/Q1 10 % Change
Invisalign Full	$67.5	71.9%	2.8%
Invisalign Express/Lite	$8.8	9.3%	1.4%
Invisalign Teen	$8.4	9.0%	2.9%
Invisalign Assist	$3.8	4.1%	30.3%
Non-case Revenue*	$5.4	5.7%	15.1%
Total Non-GAAP Revenue**	$93.9	100%	4.2%
*includes training, ancillary products, and retainers **excludes the release of $14.3M of previously deferred revenue for Invisalign Teen replacement aligners

Cases Shipped by Channel:	Q2 10	% of Total Cases	Q2 10/Q1 10 % Change
North American Orthodontists	23,085	34.2%	4.2%
North American GP Dentists	28,460	42.2%	(0.1%)
International	15,940	23.6%	22.9%
Total Cases Shipped	67,485	100%	6.1%

Cases Shipped by Product:	Q2 10	% of Total Cases	Q2 10/Q1 10 % Change
Invisalign Full	47,075	69.8%	7.7%
Invisalign Express/Lite	9,580	14.2%	3.8%
Invisalign Teen	6,810	10.0%	(7.6%)
Invisalign Assist	4,020	6.0%	21.9%
Total Cases Shipped	67,485	100%	6.1%

Average Selling Price (ASP), as billed*:	Q2 10
Total Worldwide Blended ASP	$1,355
International ASP	$1,415
* based on non-GAAP revenues
Number of Doctors Cases were Shipped to:	Q2 10
North American Orthodontists	3,990
North American GP Dentists	10,235
International	4,165
Total Doctors Cases were Shipped to Worldwide	18,390

Doctor Utilization Rates*:	Q2 10	Q1 10	Q2 09
North American Orthodontists	5.8	5.5	4.7
North American GP Dentists	2.8	2.6	2.2
International	3.8	3.7	3.6
Total Utilization Rate	3.7	3.5	3.0
* Utilization = # of cases shipped/# of doctors to whom cases were shipped
Number of Doctors Trained Worldwide:	Q2 10	Cumulative
North American Orthodontists	85	9,090
North American GP Dentists	480	36,005
International	395	16,675
Total Doctors Trained Worldwide	960	61,770
Total Invisalign Patients (cases shipped):	Q2 10	Cumulative
Number of Patients Treated or in Treatment (cases)	67,485	1,295,790

Q3 Fiscal 2010 Business Outlook

For the third quarter of fiscal 2010 (Q3 10), Align Technology expects net revenues to be in a range of $92 million to $95 million. GAAP earnings per diluted share for Q3 10 is expected to be in a range of $0.16 to $0.18. Stock-based compensation expense for Q3 10 is expected to be approximately $4.6 million. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, July 22, 2010 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter fiscal 2010 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 353357 followed by #.  The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 4, 2010.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, royalties associated with the settlement with Ormco, the effect of charges associated with restructurings, the impact of an insurance settlement and the release of previously deferred revenue of Invisalign Teen, and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Business Outlook Summary" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the third quarter of 2010, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization  in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net revenues	$ 108,196	$ 76,316	$ 198,286	$ 146,448

Cost of revenues	21,178	18,338	41,558	35,763

Gross profit	87,018	57,978	156,728	110,685

Operating expenses:
Sales and marketing	28,939	29,108	56,885	56,962
General and administrative	15,005	16,539	29,956	30,007
Research and development	6,396	5,669	12,512	10,860
Restructuring	--	409	--	1,319
Insurance settlement	(8,666)	--	(8,666)	--
Total operating expenses	41,674	51,725	90,687	99,148

Profit from operations	45,344	6,253	66,041	11,537

Interest and other income (expense), net	156	557	(397)	705

Profit before income taxes	45,500	6,810	65,644	12,242

Provision for income taxes	12,897	2,265	18,111	5,061

Net profit	$ 32,603	$ 4,545	$ 47,533	$ 7,181

Net profit per share
- basic	$ 0.43	$ 0.07	$ 0.63	$ 0.11
- diluted	$ 0.42	$ 0.07	$ 0.61	$ 0.11

Shares used in computing net profit per share
- basic	75,703	66,285	75,436	66,135
- diluted	77,607	67,373	77,644	66,941

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$ 235,801	$ 166,487
Marketable securities, short-term	8,998	19,978
Accounts receivable, net	62,930	54,537
Inventories	2,487	2,046
Other current assets	20,881	18,251
Total current assets	331,097	261,299

Property and equipment, net	27,249	24,971
Goodwill and intangible assets, net	4,066	5,466
Deferred tax asset	44,171	61,535
Other long-term assets	2,109	1,969

Total assets	$ 408,692	$ 355,240

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 5,316	$ 6,122
Accrued liabilities	41,455	42,822
Deferred revenue	27,036	32,299
Total current liabilities	73,807	81,243

Other long term liabilities	932	961

Total liabilities	74,739	82,204

Total stockholders' equity	333,953	273,036

Total liabilities and stockholders' equity	$ 408,692	$ 355,240

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Net Revenues
(in thousands)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009

Net revenues	$ 108,196	$ 90,090	$ 76,316
Teen deferred revenue release	(14,298)	--	--
Non-GAAP net revenues	$ 93,898	$ 90,090	$ 76,316

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009

GAAP Gross profit	$ 87,018	$ 69,710	$ 57,978
Teen deferred revenue release	(14,298)	--	--
Ormco royalties	--	827	--
Non-GAAP Gross profit	$ 72,720	$ 70,537	$ 57,978

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009

GAAP Operating expenses	$ 41,674	$ 49,013	$ 51,725
Restructuring	--	--	(409)
Insurance settlement	8,666	--	--
Non-GAAP Operating expenses	$ 50,340	$ 49,013	$ 51,316

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009

GAAP Profit from Operations	$ 45,344	$ 20,697	$ 6,253
Teen deferred revenue release	(14,298)	--	--
Ormco royalties	--	827	--
Restructuring	--	--	409
Insurance settlement	(8,666)	--	--
Non-GAAP Profit from Operations	$ 22,380	$ 21,524	$ 6,662

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009

GAAP Net profit	$ 32,603	$ 14,930	$ 4,545
Teen deferred revenue release	(14,298)	--	--
Ormco royalties	--	827	--
Restructuring	--	--	409
Insurance settlement	(8,666)	--	--
Tax effect on non-GAAP adjustments	6,816	(216)	(127)
Non-GAAP Net profit	$ 16,455	$ 15,541	$ 4,827

Diluted Net profit per share:
GAAP	$ 0.42	$ 0.19	$ 0.07
Non-GAAP	$ 0.21	$ 0.20	$ 0.07

Shares used in computing diluted non-GAAP net profit per share	77,607	77,597	67,373

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

Q3 2010

Net Revenue	$92.0 - $95.0

Gross Profit	$71.1 - $73.9

Gross Margin	77.3% - 77.8%

Operating Expenses	$52.5 - $53.5

Operating Margin	20.2% - 21.4%

Net Income per Diluted Share	$0.16 - $0.18

Stock Based Compensation Expense:
Cost of Revenues	$0.4
Operating Expenses	$4.2
Total Stock Based Compensation Expense	$4.6

Business Metrics:
Q3 2010
Case Shipments	66K - 68K
Cash	$255M - $260M
Capex	$3.0M - $5.0M
Depreciation & Amortization	$2.0M - $3.0M
Diluted Shares Outstanding	78M

Full Year 2010:	FY 2010

Stock Based compensation	$17.0M
Diluted Shares Outstanding	78M
CONTACT:  Align Technology, Inc.
          Investor Relations Contact
          Shirley Stacy
          (408) 470-1150
          sstacy@aligntech.com

          Ethos Communication, Inc.
          Press Contact
          Shannon Mangum Henderson
          (678) 261-7803
          align@ethoscommunication.com